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                                                                    EXHIBIT 23.1




                          SCHUMACHER & ASSOCIATES, INC.
                           2525 15th Street, Suite 3H
                             Denver, Colorado 80211




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the inclusion in this Amendment No. 1 to Form S-11 on Form SB-2 registration statement of Sardy House, LLC of our report dated April 24, 2003 on our audit of the financial statements of Sardy House, LLC (a development stage company) as set forth therein, and to all references to our firm included in this registration statement.





/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Denver, Colorado



July 15, 2003